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                                    KSW, INC.
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                (Name of Registrant as Specified in its Charter)

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

On April 26, 2002, KSW, Inc. filed a Current Report on Form 8-K/A, Item 5 of which states in its entirety as follows:

Item 5.           Other Events.
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                  On March 28, 2002, KSW, Inc. announced that it has reached a settlement with the Creditors Committee of Helionetics, Inc., the Company's former parent, of an action which alleged that the 1995 distribution by Helionetics of Company stock to its shareholders was a fraudulent conveyance. The settlement is subject to the preparation of definitive documentation and court approval. A copy of the Company's press release announcing the settlement is attached as Exhibit 99.1 hereto, which is incorporated herein by reference.

                  Additionally, on April 18, 2002, the Company appointed Russell
S. Molina to its Board of Directors as a Class I Director. Mr. Molina's term will run until the Company's 2003 annual meeting of shareholders. Mr. Molina's addition to the Company's Board of Directors brings the total number of directors constituting the Board to six.

                  Mr. Molina's election to the Board was advocated by investors who voiced their opinion that his appointment could be beneficial to stockholder value. The Company had received a notice of a stockholder's intent to nominate Mr. Molina and one of the Company's incumbent directors (who had been included in the Company's slate of nominees) for election to the Board of Directors at the 2002 annual meeting of shareholders. As a result of Mr. Molina's appointment to the Board of Directors, the Company believes the stockholder will not nominate Mr. Molina and the incumbent director for election to the Board at this year's annual meeting.